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                                                                    Exhibit 23.5



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     As independent certified public accountants, we hereby consent to the use of our reports for the years ended December 31, 1997 and 1998, and to all references to our firm, included in or made a part of this registration statement.


Arthur Andersen LLP

Los Angeles, California,
     July 17, 2000